                                                                    EXHIBIT B(6)
                       Strictly Private and Confidential

                                Presentation To


                                      [LOGO]
                             Suez Lyonnaise des Eaux


                   Periodic Review of Strategic Alternatives
                            in the U.S. Water Market
                     (Current Intentions Remain Unchanged)



                         [GRAPHIC] ROTHSCHILD [GRAPHIC]


                                   JUNE 1999

================================================================================

Contents

Section                                                                     Page

    1.         Introduction                                                  1

    2.         Overview of Alternatives                                      3

    3.         Maintain Status Quo                                           4

    4.         Sell Interest in Union                                        5

    5.         Seek to Acquire Union                                         6

    6.         Seek to Renegotiate Governance and other Agreements           7

    7.         Maintain Status Quo and Acquire Other Regulated Assets        8

    8.         Summary                                                       9

Exhibits

    A          1 Year Relative Stock Price Performance

    B          Movement in Listed Company Stock Prices Since
               Yorkshire/ Aquarion Announcement

                                                                 [LOGO]
======================================================== Suez Lyonnaise des Eaux

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================================================================================

1.  Introduction

 .    This document has been prepared by Rothschild in order to draw together earlier work and analysis and to present a review, for discussion purposes, of Suez Lyonnaise's strategic alternatives with respect to its investments in the U.S. water market

 .    A consolidation of the market is underway, which allows for Suez to implement its strategy, as outlined in February 1998

 .    The acquisition of Aquarion established a new benchmark for acquisitions:
     3x book value. Potential target expectations appear to be ignoring a more rational earnings and ROE based valuation approach

 .    While Suez Lyonnaise is presently undertaking a review of its strategic options, it is understood that Suez Lyonnaise's current intentions with respect to its investment in Union have remained unchanged

 .    The changes outlined on page 2 suggest that: 1) the water industry is consolidating rapidly; 2) there are several well financed consolidators (Azurix, the English water companies, etc.) at work; 3) price levels for transactions are high (3x book) and providing impetus to the movement; 4) there is a consequent need to focus on Suez's key strategic priorities - the position of Union and perhaps one or two other complementary opportunities (California)

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======================================================== Suez Lyonnaise des Eaux

                                                                     B(6)-Page 1
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================================================================================

1.  Introduction (continued)

     The strategic review has been prompted by several recent key events that have altered the dynamics of the U.S. water industry:

     . European competitors of Suez Lyonnaise are attempting to enter the U.S. water market by acquisition of regulated water utilities as platforms for further growth

     . U.S. investor owned electric and gas utilities such as DQE (parent of Aqua Source) and GPU are actively approaching and participating in auctions to acquire listed water companies

     . Azurix The has completed its initial public offering and is now a major competitive threat in the O&M market

     . Yorkshire Water's acquisition of Aquarion and California Water's acquisition of Dominguez have set benchmark valuation expectations at 3.0x book value for target companies; these expectations are not based on a short-term analysis of return on equity and other profitability measures, but on a strategic long-term approach to building a U.S. presence

     . The listed California water companies are all now believed to be `in play'; it is likely that all privately-owned water companies other than American Waterworks and Philadelphia Suburban are at least considering a potential sale. A rapid consolidation is expected in the next year or two

     . Vivendi's acquisition of US Filter has given to a Suez Lyonnaise rival a leading position as a supplier of water related equipment in the U.S. market for both municipal and industrial markets

     . The next phase of water services outsourcing in the U.S. is expected to involve longer contracts with the managing entity funding certain capital expenditures. The contracts will become more competitively bid and more capital intensive to run

     . Suez Lyonnaise needs to make acquisitions of both regulated and non-regulated companies to remain one of the "top four players"

     . Union's current leverage and high dividend payout have constrained its strategic flexibility to make acquisitions in a market where the companies with the lowest cost of capital are likely to establish the leading positions

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======================================================== Suez Lyonnaise des Eaux

                                                                     B(6)-Page 2
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2.  Overview of alternatives

 .    The primary options with respect to Suez Lyonnaise's investment in Union include:

     .    Maintain the status quo

     .    Maintain the status quo but find ways to help UWS grow more rapidly

     . Sell the Union investment, either reinvesting the proceeds in another regulated water utility or withdrawing from the U.S. regulated market

     .    Seek to acquire 100% control of Union

     .    Seek to renegotiate the governance and other agreements with Union

     . Maintain the status quo and seek to acquire other regulated assets together with Union

 .   These options are reviewed in more detail on the following pages

                                                                   [LOGO]
======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 3
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3.  Maintain Status Quo

 .    Retain current 33% investment in Union and 50% participation in UWS;
     continue focus on unregulated market

 .    Refrain from further regulated acquisitions


--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------

 .    No additional capital outlay except as required in UWS

 .    Retain ability to market UWS based on Union U.S. presence, expertise and long history as public company

 .    Relationship with Union and UWS executives and employees not disturbed

 .    Avoid disturbance for major UWS clients - business as usual

--------------------------------------------------------------------------------
                                 Disadvantages
--------------------------------------------------------------------------------

 .    Union capital constraints may impact ability of UWS to pursue capital intensive O&M projects and acquisitions

 .    Union management unlikely to attack cost inefficiencies within Union

 .    Despite strong East Coast presence, lack of presence in other parts of U.S.
     may constrain UWS in other regions, especially on the West Coast

 .    New entrants allowed to acquire other regulated companies as platform for growth in the deregulated market without Suez Lyonnaise strategic response

 .    Union is already only the fourth largest U.S. water company by market capitalization; its market share will likely slip further without growth by acquisition. Could impact UWS marketing

 .    Suez Lyonnaise potentially exposed to a third party offer for Union

                                                                  [LOGO]
======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 4
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4.  Sell Interest in Union

 .    Seek to dispose of investment in Union

 .    Governance agreement severely limits ability of Suez Lyonnaise to extract a strategic or bid premium: can only sell through public offering with Union consent or trickle stock into the market; Union unlikely to consent to Suez Lyonnaise approaching another strategic third party

 .    Suez Lyonnaise filing for secondary offering may provoke third party strategic interest

--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------
 .    Could generate proceeds of $350 million before tax (assuming sale at a
     10% discount to market) and a substantial gain

 .    Could reinvest proceeds either in acquiring control of another regulated entity or in unregulated sector

 .    Could retain interest in UWS and focus on unregulated sector; UWS still benefits from relationship with Union
--------------------------------------------------------------------------------
                                  Disadvantges
--------------------------------------------------------------------------------
 .    Difficult to obtain premium price unless third party appears

 .    Markets likely to view more as a strategic retreat

 .    Impact on UWS and Suez's future in deregulated markets

 .    Public offering of stock would be difficult: large size for water utility market and Suez Lyonnaise withdrawal sends negative signal

 .    Any reinvestment will likely require payment of a strategic premium;
     proceeds would be taxed and at discount to market price. Likely to be dilutive to earnings overall

 .    Union market share likely to decline; could impact UWS marketing

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======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 5
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================================================================================

5.  Seek to Acquire Union

 .    Union to agree to discussions regarding a potential acquisition of the company

 .    Union will only engage in discussions if Suez Lyonnaise is willing to offer a substantial price; Union will have no interest in being put `into play'
     at an unattractive price
--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------
 .    Secures control over Union and UWS

 .    Opportunity to seek operating efficiencies at Union

 .    Create greater flexibility and ability to pursue strategic imperatives in
     U.S. market; no need to negotiate with Union as a capital constrained partner

 .    Removes constraints of Governance, North American Rights and other agreements with Union

 .    Creates platform for building leading U.S. water company, regulated and unregulated

 .    Synergies available if acquire additional regulated assets

 .    Potentially reduces Union's cost of capital

 .    Removes uncertainty for Union's top management
--------------------------------------------------------------------------------
                                 Disadvantages
--------------------------------------------------------------------------------
 .    Union will require a substantial price to be paid

 .    Significant investment of $800 million or more

 .    Likely to be slightly dilutive to earnings after goodwill though accretive before goodwill

 .    Loss of Union listing and independent U.S. partner potentially a negative for UWS marketing although LAH/UWS could be relisted at a later date if this were felt important

 .    May provoke intervener offer for Union; less likely at price expected to be required by Union

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======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 6

================================================================================

6.  Seek to Renegotiate Governance and Other Agreements

 .    Seek to reopen discussions with Union

 .    Union has stated that it has no interest in negotiations at present; Suez
     Lyonnaise appears to have little leverage or grounds to provoke such a renegotiation
--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------
 .    Could seek to increase maximum investment percentage, circumstances and manner in which Suez Lyonnaise could offer to acquire Union and non-compete clauses

 .    Could seek a call on UWS if Union sold to a third party

 .    Would provide greater strategic flexibility in future

--------------------------------------------------------------------------------
                                 Disadvantages
--------------------------------------------------------------------------------
 .    Not a realistic option in short to medium term as Union will not cooperate

 .    Without further strategic action, suffers from same disadvantages as maintaining the status quo

 .    Could lead Union to look for a third party to acquire the company, to take advantage of the market conditions

                                                                  [LOGO]
======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 7

================================================================================

7.  Maintain Status Quo and Acquire Other Regulated Assets

 .    Maintain existing investments in Union and UWS

 .    Work with Union to acquire further regulated assets using the established
     80/20 joint venture structure or some other structure to be agreed
--------------------------------------------------------------------------------
                                   Advantages
--------------------------------------------------------------------------------
 .    Additional capital outlay only for strategic assets

 .    Maintain current Union relationships and avoid impacting significant, existing UWS contracts

 .    Strategic acquisitions can enhance Suez Lyonnaise's U.S. market share and standing

 .    West Coast acquisition could provide UWS with enhanced marketing position in this strategic market
--------------------------------------------------------------------------------
                                 Disadvantages
--------------------------------------------------------------------------------
 .    Union capital constraint and cost of capital reduce competitiveness of acquisition offers in what will be competitive situations; risk of missing out on strategic opportunities

 .    Need for management fee to be paid to Union reduces Suez Lyonnaise returns

 .    Union management unlikely to attack cost inefficiencies within Union

 .    Restrictions of Governance and other agreements remain and restrict flexibility to take strategic actions

 .    Acquisition of other regulated assets likely to be dilutive to earnings after goodwill in current market

 .    Suez Lyonnaise potentially exposed to third party offer for Union

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======================================================== Suez Lyonnaise des Eaux

                                                                    B(6)-Page 8

================================================================================

8.  Summary

The following table summarizes the expected positive (+) and negative (-) impact of the five alternatives

----------------------------------------------------------------------------------------------------------------------------------
                                                Status             Sell           Acquire         Renegotiate        Status Quo
                                                 Quo            Investment         Union           Agreements      + Acquisitions
----------------------------------------------------------------------------------------------------------------------------------
Feasibility                                      +++              +/(1)/           +/(2)/              ---               ++

Future Strategic Flexibility                   neutral              +                +++                +              neutral

Impact on UWS                                  neutral          neutral/-            ++              neutral              +

U.S. Market Share Implications                    -                 -                +/-                -                ++

Earnings Dilution (After Goodwill)             neutral              -                  -             neutral              -

Ability to Extract Union Op. Efficiencies      neutral              -                +++             neutral           neutral

Competitiveness when Bidding for Assets           -                 ++               +++                +                 -

Capital Commitment                               none              none          significant          none           significant

Pre-tax Proceeds from Sale ($m)                   0                350                0                 0                 0

(1) Likely exit is by large public offering which would be difficult without large discount to market
(2) If invited to negotiate by Union

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======================================================== Suez Lyonnaise des Eaux

                                                                   B(6)-Page 9

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EXHIBIT A: MARKET STATISTICS


                  1 - Year Relative Stock Price Performance

                                 [LINE GRAPH]

                                                            Rothschild
                            Date       UWR Index            Water Index
                     10-Jun-1998          100.00                 100.00
                     11-Jun-1998           98.61                  99.81
                     12-Jun-1998           97.92                  99.34
                     15-Jun-1998           99.31                  99.14
                     16-Jun-1998           99.31                  99.46
                     17-Jun-1998           98.61                  99.89
                     18-Jun-1998           96.53                  99.33
                     19-Jun-1998           97.57                  99.22
                     22-Jun-1998           98.26                  99.55
                     23-Jun-1998           98.26                  99.94
                     24-Jun-1998           97.57                 100.01
                     25-Jun-1998           96.88                 100.12
                     26-Jun-1998           97.92                 100.59
                     29-Jun-1998           99.31                 101.56
                     30-Jun-1998          100.00                 104.08
                     01-Jul-1998          102.08                 104.52
                     02-Jul-1998          102.78                 105.29
                     03-Jul-1998          102.78                 105.29
                     06-Jul-1998          102.08                 105.34
                     07-Jul-1998          104.17                 104.98
                     08-Jul-1998          103.47                 104.55
                     09-Jul-1998          105.21                 105.09
                     10-Jul-1998          104.86                 104.80
                     13-Jul-1998          104.86                 104.28
                     14-Jul-1998          104.86                 105.09
                     15-Jul-1998          104.86                 105.32
                     16-Jul-1998          105.56                 105.71
                     17-Jul-1998          106.25                 105.60
                     20-Jul-1998          105.56                 105.62
                     21-Jul-1998          104.17                 104.24
                     22-Jul-1998           99.31                 102.84
                     23-Jul-1998          101.39                 101.95
                     24-Jul-1998          102.78                 102.09
                     27-Jul-1998          103.47                 101.47
                     28-Jul-1998          102.78                 101.59
                     29-Jul-1998          102.78                 102.26
                     30-Jul-1998          104.51                 103.05
                     31-Jul-1998          103.13                 101.70
                     03-Aug-1998          101.74                 100.83
                     04-Aug-1998           98.61                  99.42
                     05-Aug-1998           98.96                  98.74
                     06-Aug-1998          101.04                 100.79
                     07-Aug-1998          101.04                 101.41
                     10-Aug-1998           99.65                 101.27
                     11-Aug-1998           99.31                 101.15
                     12-Aug-1998           98.96                 102.21
                     13-Aug-1998           98.96                 101.98
                     14-Aug-1998           98.61                 103.03
                     17-Aug-1998           98.26                 103.27
                     18-Aug-1998           97.22                 104.67
                     19-Aug-1998           97.22                 103.56
                     20-Aug-1998           96.53                 102.85
                     21-Aug-1998           97.22                 102.68
                     24-Aug-1998           98.26                 104.31
                     25-Aug-1998           97.92                 105.16
                     26-Aug-1998           97.57                 104.51
                     27-Aug-1998           98.26                 103.31
                     28-Aug-1998           98.26                 103.40
                     31-Aug-1998           98.61                 101.87
                     01-Sep-1998           97.57                 104.08
                     02-Sep-1998           97.57                 103.08
                     03-Sep-1998           97.22                 102.75
                     04-Sep-1998           97.92                 102.82
                     07-Sep-1998           97.92                 102.82
                     08-Sep-1998           98.96                 103.25
                     09-Sep-1998           96.88                 102.74
                     10-Sep-1998           95.49                 102.17
                     11-Sep-1998           94.79                 101.62
                     14-Sep-1998           94.44                 101.67
                     15-Sep-1998           94.44                 102.29
                     16-Sep-1998           93.40                 102.71
                     17-Sep-1998           92.71                 103.13
                     18-Sep-1998           92.01                 103.03
                     21-Sep-1998           92.36                 102.48
                     22-Sep-1998           91.67                 104.19
                     23-Sep-1998           93.40                 104.34
                     24-Sep-1998           94.10                 104.08
                     25-Sep-1998           94.44                 103.58
                     28-Sep-1998           94.44                 104.86
                     29-Sep-1998           94.44                 105.96
                     30-Sep-1998           94.44                 106.02
                     01-Oct-1998           92.01                 106.20
                     02-Oct-1998           93.06                 106.35
                     05-Oct-1998           99.65                 109.02
                     06-Oct-1998          101.74                 110.22
                     07-Oct-1998          101.39                 109.26
                     08-Oct-1998          103.13                 108.81
                     09-Oct-1998          102.43                 106.85
                     12-Oct-1998          101.39                 107.57
                     13-Oct-1998          100.69                 106.66
                     14-Oct-1998          103.13                 108.00
                     15-Oct-1998          102.78                 107.54
                     16-Oct-1998          103.82                 107.87
                     19-Oct-1998          103.82                 109.08
                     20-Oct-1998          105.90                 108.59
                     21-Oct-1998          107.99                 111.20
                     22-Oct-1998          108.68                 108.84
                     23-Oct-1998          108.68                 109.41
                     26-Oct-1998          108.33                 109.89
                     27-Oct-1998          107.64                 109.01
                     28-Oct-1998          105.90                 109.49
                     29-Oct-1998          106.25                 109.24
                     30-Oct-1998          107.64                 110.37
                     02-Nov-1998          109.03                 111.92
                     03-Nov-1998          109.72                 111.94
                     04-Nov-1998          108.68                 113.21
                     05-Nov-1998          109.72                 113.71
                     06-Nov-1998          109.03                 114.16
                     09-Nov-1998          110.76                 113.32
                     10-Nov-1998          110.42                 115.31
                     11-Nov-1998          110.07                 115.66
                     12-Nov-1998          110.76                 114.91
                     13-Nov-1998          107.29                 113.35
                     16-Nov-1998          111.11                 114.17
                     17-Nov-1998          111.11                 114.37
                     18-Nov-1998          111.46                 113.85
                     19-Nov-1998          113.54                 114.13
                     20-Nov-1998          111.81                 114.44
                     23-Nov-1998          111.46                 115.51
                     24-Nov-1998          111.11                 115.26
                     25-Nov-1998          111.46                 115.40
                     26-Nov-1998          111.46                 115.40
                     27-Nov-1998          111.81                 114.84
                     30-Nov-1998          115.28                 115.00
                     01-Dec-1998          116.67                 114.95
                     02-Dec-1998          116.32                 114.21
                     03-Dec-1998          113.54                 114.24
                     04-Dec-1998          116.67                 115.33
                     07-Dec-1998          124.31                 116.35
                     08-Dec-1998          125.35                 118.04
                     09-Dec-1998          122.22                 117.43
                     10-Dec-1998          119.10                 117.07
                     11-Dec-1998          120.49                 117.33
                     14-Dec-1998          119.10                 116.17
                     15-Dec-1998          118.75                 116.26
                     16-Dec-1998          117.01                 115.09
                     17-Dec-1998          114.24                 115.49
                     18-Dec-1998          118.40                 116.55
                     21-Dec-1998          123.26                 118.41
                     22-Dec-1998          132.99                 120.41
                     23-Dec-1998          131.94                 121.84
                     24-Dec-1998          130.21                 121.31
                     25-Dec-1998          130.21                 121.31
                     28-Dec-1998          132.64                 121.98
                     29-Dec-1998          132.99                 121.46
                     30-Dec-1998          133.33                 121.90
                     31-Dec-1998          132.99                 122.80
                     01-Jan-1999          132.99                 122.80
                     04-Jan-1999          131.25                 122.18
                     05-Jan-1999          129.51                 121.48
                     06-Jan-1999          128.13                 120.63
                     07-Jan-1999          126.39                 120.00
                     08-Jan-1999          126.39                 120.55
                     11-Jan-1999          127.43                 120.69
                     12-Jan-1999          125.69                 120.05
                     13-Jan-1999          126.04                 118.53
                     14-Jan-1999          123.96                 118.36
                     15-Jan-1999          122.22                 118.15
                     18-Jan-1999          122.22                 118.15
                     19-Jan-1999          124.31                 118.41
                     20-Jan-1999          127.08                 118.33
                     21-Jan-1999          125.00                 117.27
                     22-Jan-1999          127.43                 117.14
                     25-Jan-1999          124.65                 116.58
                     26-Jan-1999          125.00                 116.26
                     27-Jan-1999          120.83                 114.80
                     28-Jan-1999          122.57                 115.44
                     29-Jan-1999          118.40                 114.25
                     01-Feb-1999          121.53                 113.43
                     02-Feb-1999          119.10                 112.15
                     03-Feb-1999          119.44                 113.21
                     04-Feb-1999          117.71                 111.30
                     05-Feb-1999          113.89                 111.18
                     08-Feb-1999          113.89                 111.29
                     09-Feb-1999          117.01                 111.50
                     10-Feb-1999          112.15                 110.63
                     11-Feb-1999          113.89                 110.43
                     12-Feb-1999          110.76                 108.92
                     15-Feb-1999          110.76                 108.92
                     16-Feb-1999          109.03                 108.87
                     17-Feb-1999          109.38                 107.83
                     18-Feb-1999          109.03                 106.44
                     19-Feb-1999          108.68                 106.67
                     22-Feb-1999          109.38                 106.81
                     23-Feb-1999          111.11                 107.20
                     24-Feb-1999          108.68                 106.98
                     25-Feb-1999          107.99                 107.10
                     26-Feb-1999          106.94                 107.92
                     01-Mar-1999          105.90                 107.76
                     02-Mar-1999          105.90                 108.02
                     03-Mar-1999          103.47                 107.25
                     04-Mar-1999          104.51                 106.85
                     05-Mar-1999          105.56                 107.26
                     08-Mar-1999          109.03                 107.84
                     09-Mar-1999          105.90                 107.20
                     10-Mar-1999          105.56                 107.03
                     11-Mar-1999          105.56                 106.39
                     12-Mar-1999          107.99                 106.77
                     15-Mar-1999          109.03                 107.48
                     16-Mar-1999          109.72                 107.42
                     17-Mar-1999          106.25                 106.61
                     18-Mar-1999          109.03                 108.56
                     19-Mar-1999          107.64                 108.27
                     22-Mar-1999          110.76                 108.12
                     23-Mar-1999          111.81                 107.88
                     24-Mar-1999          111.11                 107.79
                     25-Mar-1999          113.19                 108.21
                     26-Mar-1999          113.89                 108.80
                     29-Mar-1999          115.97                 108.96
                     30-Mar-1999          114.93                 110.07
                     31-Mar-1999          115.28                 109.57
                     01-Apr-1999          117.36                 108.95
                     02-Apr-1999          117.36                 108.95
                     05-Apr-1999          120.14                 108.29
                     06-Apr-1999          114.93                 107.76
                     07-Apr-1999          114.58                 108.13
                     08-Apr-1999          116.32                 107.40
                     09-Apr-1999          116.32                 108.43
                     12-Apr-1999          117.71                 107.49
                     13-Apr-1999          117.01                 107.40
                     14-Apr-1999          118.75                 108.89
                     15-Apr-1999          118.40                 108.54
                     16-Apr-1999          116.32                 109.14
                     19-Apr-1999          113.89                 108.46
                     20-Apr-1999          115.63                 107.54
                     21-Apr-1999          116.67                 107.86
                     22-Apr-1999          112.50                 107.55
                     23-Apr-1999          117.01                 107.52
                     26-Apr-1999          115.63                 106.98
                     27-Apr-1999          116.67                 107.03
                     28-Apr-1999          115.28                 107.34
                     29-Apr-1999          115.28                 106.41
                     30-Apr-1999          115.63                 106.04
                     03-May-1999          117.36                 106.82
                     04-May-1999          117.36                 107.30
                     05-May-1999          118.06                 107.46
                     06-May-1999          118.75                 107.86
                     07-May-1999          119.10                 107.96
                     10-May-1999          128.47                 110.98
                     11-May-1999          124.65                 111.15
                     12-May-1999          121.53                 110.24
                     13-May-1999          119.79                 110.99
                     14-May-1999          116.67                 109.95
                     17-May-1999          115.63                 110.31
                     18-May-1999          115.97                 109.94
                     19-May-1999          117.71                 110.81
                     20-May-1999          121.18                 112.11
                     21-May-1999          123.61                 111.63
                     24-May-1999          125.00                 112.42
                     25-May-1999          124.65                 112.22
                     26-May-1999          123.96                 112.93
                     27-May-1999          122.22                 112.97
                     28-May-1999          120.83                 114.20
                     31-May-1999          120.83                 114.20
                     01-Jun-1999          124.65                 118.24
                     02-Jun-1999          129.17                 121.65
                     03-Jun-1999          123.96                 120.40
                     04-Jun-1999          120.14                 120.20
                     07-Jun-1999          125.00                 120.42
                     08-Jun-1999          121.53                 120.69
                     09-Jun-1999          122.22                 120.19
                     10-Jun-1999          122.57                 120.16
                     11-Jun-1999          120.83                 120.88
                     14-Jun-1999          117.36                 119.02
                     15-Jun-1999          118.40                 119.72

                                                                 [GRAPHIC]
======================================================== Suez Lyonnaise des Eaux

                                                                   B(6)-Page 10

================================================================================

EXHIBIT B

                    Movement in Listed Company Stock Prices
          Since Yorkshire Water/Aquarion Announcement (June 1, 1999)

--------------------------------------------------------------------------------
                                  Price on Day
                                     Before
                                  Announcement  Current Price
     Company                        5/28/99       6/14/99     Movement %
--------------------------------------------------------------------------------
Southwest Water Co.                $   14.63     $   17.38       18.8%

San Jose Water                         65.50         76.00       16.0%

Aquarion Co.                           31.06         34.31       10.5%

Middlesex Water Corp.                  23.69         25.13        6.1%

American States Water Co.              26.69         27.69        3.7%

E' Town Corp.                          42.81         43.38        1.3%

Connecticut Water Service              24.00         24.00        0.0%

Consumer Water Co.                     31.44         31.44        0.0%

Dominguez Services Corp.               30.25         29.97       (0.9)%

Philadelphia Suburban Corp.            22.00         21.75       (1.1)%

California Water Services              26.00         25.63       (1.4)%

United Water Resources                 21.75         21.13       (2.9)%

American Water Works                   31.00         29.56       (4.6)%


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